Exhibit 10.5

VIAD CORP

INDEMNIFICATION AGREEMENT

(Effective as of December 4, 2019)

This Indemnification Agreement (this "Agreement") is dated as of August [5], 2020, and is between Viad Corp, a Delaware corporation, (the "Company") including its subsidiaries (the "Company subsidiary" also referred to collectively as the "Company"), and [_______] ("Indemnitee").

RECITALS

A.Indemnitee currently serves and performs valuable services as an officer or director of the Company or of a Company subsidiary, and as such, Indemnitee may be subject to claims, actions, suits, or proceedings arising out of such service.

B.Individuals are reluctant to serve as directors or officers of corporations or in certain other capacities unless they receive adequate protection through insurance or indemnification against the risks of claims and actions against them arising out of such service.

C.The protection currently provided by applicable law, the Company's governing documents, and any insurance may not be adequate in certain circumstances to cover all possible exposure for which Indemnitee should be protected, and Indemnitee may not be willing to serve as a director or officer without additional protection.

D.In order to induce Indemnitee to provide services to the Company, it is reasonable, prudent, and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee as permitted by applicable law.

E.The Company's bylaws require the Company to indemnify its directors and officers to the fullest extent authorized by the Delaware General Corporation Law. The bylaws expressly provide that the indemnification provisions therein are not exclusive and contemplate that agreements may provide other rights with respect to indemnification.

F.This Agreement is a supplement to and in furtherance of the indemnification provided in the Company's certificate of incorporation and bylaws, and any resolutions adopted pursuant thereto, and this Agreement shall not be deemed a substitute therefor, nor shall this Agreement be deemed to limit, diminish, or abrogate any rights of Indemnitee thereunder.

The parties therefore agree as follows:

1.Definitions.

(a)A "Change in Control" shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)Acquisition of Stock by Third Party. Any Person (as defined below) becomes the Beneficial Owner (as defined below), directly or indirectly, of the Company's securities representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities;

(ii)Change in Board Composition. During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Company's board of directors, and any new directors (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 1(a)(i), 1(a)(iii) or 1(a)(iv)) whose election by the board of directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Company's board of directors;

(iii)Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv)Liquidation. The approval by the Company's shareholders of the Company's complete liquidation or the Company's agreement to sell or dispose of all or substantially all of its assets; except that in the case of a sale of all or substantially all of the Company's assets, a Change in Control shall not occur if the Company or persons who were shareholders of the Company immediately prior to such sale continue to collectively own more than 50% of the combined voting power of the voting securities of the acquirer; and

(v)Other Events. Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 1(a), the following terms shall have the following meanings:

(1)"Person" shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that "Person" shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(2)"Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that "Beneficial Owner" shall exclude any Person otherwise becoming a Beneficial Owner by reason of (i) the shareholders of the Company approving a merger of the Company with another entity or (ii) the Company's board of directors approving a sale of securities by the Company to such Person.

(b)"Corporate Status" describes the status of a person who is or was a director, trustee, general partner, managing member, officer, employee, agent, or fiduciary of the Company or any other Enterprise.

(c)"DGCL" means the General Corporation Law of the State of Delaware.

(d)"Disinterested Director" means a Company director who is not and was not a party to the Proceeding in respect of which Indemnitee seeks indemnification.

2019 Viad Corp Indemnification Agreement

(e)" Enterprise" means the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise of which Indemnitee is or was serving at the Company's request as a director, trustee, general partner, managing member, officer, employee, agent, or fiduciary.

(f)"Expenses" include all reasonable and actually incurred attorneys' fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond or other appeal bond or their equivalent, and (ii) for purposes of Section 12(d), Expenses incurred by Indemnitee in connection with the interpretation, enforcement, or defense of Indemnitee's rights under this Agreement or under any D&O Insurance (as defined below) policy that the Company maintains. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g)"Independent Counsel" means a law firm, or a partner or member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past five years has performed services for either (i) the Company or Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

(h)"Proceeding" means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, or investigative nature, including any appeal therefrom and including without limitation any such Proceeding pending as of the date of this Agreement, in which Indemnitee was, is, or will be involved as a party, a potential party, a non-party witness, or otherwise by reason of (i) the fact that Indemnitee is or was a Company director or officer, (ii) any action taken by Indemnitee or any action or inaction on Indemnitee's part while acting as a Company director or officer, or (iii) the fact that he or she is or was serving at the Company's request as a director, trustee, general partner, managing member, officer, employee, agent, or fiduciary of the Company or any other Enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement.

(i)Reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to "serving at the Company's request" shall include any service as a Company director, officer, employee, or agent which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries.

2.Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a

2019 Viad Corp Indemnification Agreement

judgment in its favor. Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue, or matter therein, if Indemnitee meets the applicable standard of conduct for indemnification under applicable law.

3.Indemnity in Proceedings by or in the Company's Right. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the Company's right to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue, or matter therein, if Indemnitee meets the applicable standard of conduct for indemnification under applicable law. No indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue, or matter as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

4.Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the extent that Indemnitee is a party to or a participant in and is successful (on the merits or otherwise) in defense of any Proceeding or any claim, issue, or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. For purposes of this section, the termination of any claim, issue, or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed a successful result as to such claim, issue, or matter.

5.Indemnification for Expenses of a Witness. To the extent that Indemnitee is, due to his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified to the extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

6.Additional Indemnification.

(a)Notwithstanding any limitation in Sections 2, 3, or 4, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with the Proceeding or any claim, issue, or matter therein.

(b)For purposes of this Agreement, the meaning of the phrase "to the fullest extent permitted by applicable law" shall include, but not be limited to:

(i)the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and

2019 Viad Corp Indemnification Agreement

(ii)the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

7.Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any Proceeding (or any part of any Proceeding):

(a)Except as provided in Section 14, for which payment has actually been made to or on behalf of Indemnitee under any statute, insurance policy, indemnity provision, vote, or otherwise, except with respect to any excess beyond the amount paid under any insurance policy, vote, or indemnity provision;

(b)for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state, or local statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(c)for any reimbursement Indemnitee makes to the Company of any bonus or other incentive-based or equity-based compensation or of any profits Indemnitee realized from the sale of Company securities, as required in each case under the Exchange Act (including any such reimbursements that arise from the Company's accounting restatement pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes- Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(d)initiated by Indemnitee not by way of defense, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, agents, or other indemnitees, unless (i) the Company's board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) otherwise authorized in Section 12(d) or, (iv) otherwise required by applicable law; or

(e)if prohibited by applicable law.

8.Advances of Expenses. The Company shall advance the Expenses incurred by Indemnitee in connection with any Proceeding prior to its final disposition, and such advancement shall be made as soon as reasonably practicable, but in any event no later than 30 days, after the Company's receipt of a written statement or statements requesting such advances from time to time (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed, or to expenditure made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice). Advances shall be unsecured and interest free and made without regard to Indemnitee's ability to repay such advances. Indemnitee hereby undertakes to repay any advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. This Section 8 shall not apply to the extent advancement is prohibited by law and shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is not permitted under this Agreement, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 7(b) or 7(c) prior to a determination that Indemnitee is not entitled to be indemnified by the Company.

2019 Viad Corp Indemnification Agreement

9.Procedures for Notification and Defense of Claim.

(a)Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following the Indemnitee's receipt of notice thereof. The written notification to the Company shall include, in reasonable detail, a description of the nature of the Proceeding and the facts underlying the Proceeding. Indemnitee's failure to notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights, except to the extent that the Company is materially prejudiced by such failure or delay.

(b)If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Company has D&O Insurance in effect that may be applicable to the Proceeding, the Company shall give prompt notice of the commencement of the Proceeding to the insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all commercially reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c)In the event the Company may be obligated to make any indemnity in connection with a Proceeding, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, conditioned, or delayed, upon the delivery to Indemnitee of written notice of its election to do so. After such notice is delivered, Indemnitee approves such counsel, and the Company retains such counsel, the Company will not be liable to Indemnitee for any fees or expenses of separate counsel that Indemnitee subsequently incurs with respect to the same Proceeding. Notwithstanding the Company's assumption of the defense of any such Proceeding, the Company shall be obligated to pay the fees and expenses of Indemnitee's separate counsel to the extent (i) the Company authorizes the Indemnitee to employ separate counsel, (ii) the Company's or Indemnitee's counsel shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense such that Indemnitee needs to be separately represented, (iii) the Company is not financially or legally able to perform its indemnification obligations or, (iv) the Company shall not have retained, or shall not continue to retain, counsel to defend such Proceeding. The Company shall have the right to conduct such defense as it sees fit in its sole discretion. Regardless of any provision in this Agreement, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee's personal expense. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

(d)Indemnitee shall give the Company such information and cooperation in connection with the Proceeding as may be reasonably appropriate.

(e)The Company shall not be liable to indemnify Indemnitee for any settlement of any Proceeding (or any part thereof) without the Company's prior written consent, which shall not be unreasonably withheld, conditioned, or delayed.

(f)The Company shall not settle any Proceeding (or any part thereof) in a manner that imposes any penalty or liability on Indemnitee without Indemnitee's prior written consent, which shall not be unreasonably withheld, conditioned, or delayed.

2019 Viad Corp Indemnification Agreement

10.Procedures upon Application for Indemnification.

(a)To obtain indemnification, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Proceeding. Any delay in providing the request will not relieve the Company from its obligations under this Agreement, except to the extent such failure is prejudicial.

(b)Upon Indemnitee's written request for indemnification pursuant to Section 10(a), a determination with respect to Indemnitee's entitlement thereto shall be made in the specific case (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Company's board of directors, a copy of which shall be delivered to Indemnitee or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even if there is less than a quorum of the Company's board of directors, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though there is less than a quorum of the Company's board of directors, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Company's board of directors, a copy of which shall be delivered to Indemnitee, or (D) if so directed by the Company's board of directors, by the Company's shareholders. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall cooperate with the person, persons, or entity making the determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons, or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) actually and reasonably incurred by Indemnitee in so cooperating with the person, persons, or entity making such determination shall be borne by the Company, to the extent permitted by applicable law.

(c)In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(b), the Independent Counsel shall be selected as provided in this Section 10(c). If there is no Change in Control, the Company's board of directors shall select the Independent Counsel, and the Company shall give written notice to Indemnitee providing the identity of the selected Independent Counsel. If there is a Change in Control, Indemnitee shall select the Independent Counsel (unless Indemnitee requests that the Company's board of directors make the selection, in which event the preceding sentence shall apply), and Indemnitee shall give the Company written notice of the identity of the selected Independent Counsel. In either event, Indemnitee or the Company may, within ten days after the written notice of selection, deliver to the other party, a written objection to the selection; provided, however, that the objection may be asserted only on the ground that the selected Independent Counsel does not meet the requirements of "Independent Counsel" as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the selected person shall act as Independent Counsel. If there is a written and substantiated objection, the selected Independent Counsel may not serve as Independent Counsel unless and until the objection is withdrawn or a court determines that the objection has no merit. If, within 20 days after the later of (i) submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof and (ii) the final disposition of the Proceeding, the parties have not agreed upon an Independent Counsel, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objections to the other party's selection of Independent Counsel and for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so

2019 Viad Corp Indemnification Agreement

appointed shall act as Independent Counsel under Section 10(b) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)The Company agrees to pay the reasonable fees and expenses of any Independent

Counsel.

11.Presumptions and Effect of Certain Proceedings.

(a)In making a determination with respect to entitlement to indemnification hereunder, the person, persons, or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption.

(b)The termination of any Proceeding or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that Indemnitee did not meet any applicable standard of conduct or that indemnification hereunder is otherwise not permitted.

(c)Neither the knowledge, actions, nor failure to act of any other director, officer, agent, or employee of the Enterprise shall be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

12.Remedies of Indemnitee.

(a)Subject to Section 12(e), in the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii)advancement of Expenses is not timely made pursuant to Section 8 or 12(d) of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10 of this Agreement within 90 days after the later of the receipt by the Company of the request for indemnification or the final disposition of the Proceeding, (iv) payment of indemnification pursuant to this Agreement is not made (A) within ten days after a determination has been made that Indemnitee is entitled to indemnification or (B) with respect to indemnification pursuant to Sections 4, 5, and 12(d) of this Agreement, within 30 days after receipt by the Company of a written request therefor, or (v) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration with respect to his or her entitlement to such indemnification or advancement of Expenses, to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her rights under Section 4 of this Agreement. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration in accordance with this Agreement.

2019 Viad Corp Indemnification Agreement

(b)Neither (i) the failure of the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or shareholders to have made a determination that Indemnitee's indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct under applicable law, nor (ii) an actual determination by the Company, its board of directors, any committee or subgroup of the board of directors, Independent Counsel or shareholders that Indemnitee has not met the applicable standard of conduct under applicable law, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct under applicable law. In the event that a determination shall have been made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Company shall, to the fullest extent not prohibited by law, have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)To the fullest extent not prohibited by law, the Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. If a determination shall have been made pursuant to Section 10 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)To the extent not prohibited by law, the Company shall indemnify Indemnitee against all Expenses that are incurred by Indemnitee in connection with any action for indemnification or advancement of Expenses from the Company under this Agreement or under any D&O Insurance policies maintained by the Company to the extent Indemnitee is successful in such action, and, if requested by Indemnitee, shall (as soon as reasonably practicable, but in any event no later than 90 days, after receipt by the Company of a written request therefor) advance such Expenses to Indemnitee, subject to the provisions of Section 8.

(e)Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification shall be required to be made prior to the final disposition of the Proceeding.

13.Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amounts incurred by Indemnitee, whether for Expenses, judgments, fines, or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the events and transactions giving rise to such Proceeding; and (ii)the relative fault of Indemnitee and the Company (and its other directors, officers, employees and agents) in connection with such events and transactions.

14.Non-exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at

2019 Viad Corp Indemnification Agreement

any time be entitled under applicable law, the Company's certificate of incorporation or bylaws, any agreement, a vote of shareholders or a resolution of directors, or otherwise; provided, that the Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of any other Persons (the "Other Indemnitors") to advance Expenses or to provide indemnification for the same Expenses or liabilities incurred by Indemnitee are secondary), (b) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent not prohibited by (and not merely to the extent affirmatively permitted by) applicable law and as required by the terms of this Indemnification Agreement and the Company's certificate of incorporation or bylaws (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Other Indemnitors, and (c) that it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Other Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 14. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company's certificate of incorporation and bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, subject to the restrictions expressly set forth herein or therein. Except as expressly set forth herein, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as expressly set forth herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

15.No Duplication of Payments. Except as otherwise set forth in Section 14, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment for such amounts (whether under any insurance policy, contract, agreement, the Company's certificate of incorporation or bylaws, or otherwise).

16.Insurance. The Company hereby covenants and agrees with Indemnitee that, so long as Indemnitee shall continue to serve as a director or officer of the Company, and for a reasonable period of time thereafter, the Company shall use commercially reasonable efforts to maintain in full force and effect (taking into account the scope and amount of coverage available relative to the cost thereof) directors' and officers' liability insurance, issued by one or more reputable insurers, providing coverage for officers and directors of the Company or any of its subsidiaries, that is substantially comparable in scope and amount to the coverage available for any other director or officer of the Company (collectively, "D&O Insurance"). In all policies of D&O Insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors or officers most favorably insured by such policy. Notwithstanding anything to the contrary set forth above, the Company shall have no obligation to maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium cost for such insurance is disproportionate to the amount of coverage provided or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

2019 Viad Corp Indemnification Agreement

17.Subrogation. Except as provided in Section 14, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against any other persons or entities. Indemnitee, as a condition of receiving indemnification from the Company, shall execute all papers required and take all action that the Company may deem necessary to secure such rights, including execution of such documents as are necessary to enable the Company effectively to enforce such rights of recovery (including all of Indemnitee's Expenses, including attorneys' fees and charges, indemnified or advanced by the Company).

18.[RESERVED.]

19.Duration. This Agreement shall continue until and terminate upon the later of (a) ten years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, trustee, general partner, managing member, officer, employee, agent, or fiduciary of any other Enterprise, as applicable; or (b) one year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement relating thereto.

20.Successors. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise, to all or substantially all of the business, or assets of the Company), assigns, heirs, executors, and administrators.

21.Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order or other applicable law, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested there

22.Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a Company director or officer, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a Company director or officer. In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

23.Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written, and implied, between the parties hereto with respect to the subject matter hereof; provided,

2019 Viad Corp Indemnification Agreement

however, that this Agreement is a supplement to and in furtherance of the Company's certificate of incorporation, bylaws, and applicable law.

24.Modification and Waiver. No supplement, modification, or amendment to this Agreement shall be binding unless executed in writing by the parties hereto. No amendment, alteration, or repeal of this Agreement shall adversely affect any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration, or repeal. No waiver of any provision of this Agreement shall constitute or be deemed a waiver of any other provision of this Agreement nor shall any waiver constitute a continuing waiver.

25.Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile, or electronic mail, or otherwise delivered by hand, messenger, or courier service addressed:

(a)if to Indemnitee, to Indemnitee's address, facsimile number, or electronic mail address as shown on the signature page of this Agreement or in the Company's records, as may be updated in accordance with the provisions hereof; or

(b)if to the Company, to the attention of the Company's Chief Executive Officer, Chief Financial Officer, or General Counsel at 1850 N. Central Avenue, Suite 1900, Phoenix, Arizona 85004-4565, or at such other current address as the Company shall have furnished to Indemnitee.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger, or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during recipient's normal business hours, or if not sent during recipient's normal business hours, then on the recipient's next business day.

26.Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 12(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Trust Company, Wilmington, Delaware as its agent in the State of Delaware as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.

2019 Viad Corp Indemnification Agreement

27.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed an original, but all of which together shall constitute the same Agreement. This Agreement may also be executed and delivered by electronic mail or facsimile signature and in counterparts, each of which shall be deemed an original but all of which together shall constitute the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

28.Captions. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

(Signature page follows)

2019 Viad Corp Indemnification Agreement

The parties are signing this Indemnification Agreement as of the date stated in the introductory sentence.

VIAD CORP

(Signature)

(Print name)

(Title)

[Signature Page to Indemnification Agreement]

(Indemnitee Signature)

(Indemnitee Print name)

(Street address)

(City, State, and ZIP)

[Signature Page to Indemnification Agreement]